UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 7, 2017

Tandy Leather Factory, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of principal executive offices)	(Zip Code)

(817) 872-3200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 7, 2017, the Board of Directors appointed Tina L. Castillo as Chief Financial Officer and Treasurer of the Company.  Ms. Castillo replaces Shannon L. Greene who had been serving as the Company’s Chief Financial Officer and Treasurer since her appointment to those positions in May 2000.  Since February 2016, Ms. Greene has also been serving as the Company’s Chief Executive Officer.  Ms. Greene will continue in her role as the Company’s Chief Executive Officer.

Ms. Castillo, 46, has served as the Company’s Controller since February 2016.  Prior to joining Tandy Leather, Ms. Castillo has served in various senior financial leadership roles since 2009, including as Chief Financial Officer at another publicly traded company based in Fort Worth.  Ms. Castillo began her career in 1994 in the audit practice group at Ernst & Young LLP and received her Bachelor in Business Administration degree, as well as her Master in Professional Accounting degree, from the University of Texas.  She is a certified public accountant (Texas licensure 1995).

There are no arrangements or understandings between Ms. Castillo and any other persons pursuant to which Ms. Castillo was selected to serve as an officer of the Company. In addition, there are no transactions between the Company and Ms. Castillo or her immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: February 9, 2017	By: /s/ Shannon L. Greene
Shannon L. Greene, Chief Executive Officer